Exhibit 10.23

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

TECHNOLOGY COLLABORATION AND LICENSE AGREEMENT

This Technology Collaboration and License Agreement (“Agreement”) is entered into on June 10, 2005 (the “Effective Date”) by and between Intel Corporation, a Delaware corporation, with a place of business at 2200 Mission College Boulevard, Santa Clara, California 95052, USA (along with its majority owned global subsidiaries, hereinafter “Intel”); and Intellon Corporation, a Delaware corporation, with a place of business at 5100 West Silver Springs Boulevard, Ocala, Florida 34482 (along with its majority owned global subsidiaries, hereinafter “Intellon”). Intel and Intellon may be referred to herein in the singular or plural as a “Party” or the “Parties”.

BACKGROUND

WHEREAS, Intel designs, develops, manufactures and sells certain semiconductor components, computer system hardware, software and communications products.

WHEREAS, Intellon designs, develops and sells certain semiconductor products and related software, services and designs used for communications over power lines (“PLC”) and other wired media.

WHEREAS, pursuant to the terms and conditions of this Agreement, the Parties desire to collaborate on certain commercial activities and enter into certain technology licensing arrangements as set forth herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

TERMS AND CONDITIONS

1.	DEFINITIONS

In addition to terms defined elsewhere in this Agreement (including Agreement Exhibits), the following capitalized terms shall have the following meanings:

1.1

“Chipset” means any single product consisting of integrated circuit(s) one or more of which is designed to be connected directly to an Intel microprocessor; provided that the “Chipset” does not have (1) communications over power lines and/or coaxial cable as its primary purpose, or (2) communications over wireless and over power lines and/or coaxial cable as its primary purpose. For avoidance of doubt, however, the Parties agree that, while the primary purpose of a member of the Intel® PRO/Wireless Network Connection Family (or its successor, if any) is wireless communications, when a member of the Intel® PRO/Wireless Network Connection Family (or its successor, if any) is combined with a member of the Intel Mobile Express chipset family (or its successor, if any) to form a Chipset, the primary purpose of that resultant Chipset is not wireless communications.

1.2	“HomePlug AV” means the high-bitrate PLC audio-visual specification as developed by the HomePlug IA with the current designation of HomePlug AV.

1.3	“HomePlug AV Protocol Adaption Layer” means the portion of the HomePlug AV convergence layer that provides services (including reformatting messages, providing connection and address management, and control functions) to the application layers.

1.4	“HomePlug IA” means the HomePlug Powerline Alliance, Inc., an industry alliance that develops specifications for PLC.

1.5	“HomePlug IA Agreement” means that certain agreement between the Parties pertinent to the HomePlug IA, attached as Exhibit C to this Agreement.

1.6	“HomePlug 1.0” means the PLC specification as developed by the HomePlug IA.

1.7	“Intel Concept Platform” means [****].

1.8	“Intel Architecture Platform” means any [****].

1.9	“Intel HomePlug AV Concept Platform” means an [****].

1.10	“Intellectual Property” means all of the following that are owned or controlled by a Party during the term of this Agreement: Patents Rights, trade secrets, copyrights (including but not limited to mask work rights) and applications for any of the foregoing and any equivalent rights in all countries of the world that are owned or controlled by such Party.

1.11	“Intel Licensed Products” means all of the following Intel products (products that are manufactured by or for Intel and branded as an Intel product): (i) Intel microprocessors; (ii) Chipsets; and (iii) platforms that contain an Intel microprocessor and that also include, connect to or interface with the Intellon HomePlug AV Design. “Intel Licensed Products” do not include (x) a product consisting of integrated circuit(s) having (1) communications over power lines and/or coaxial cable as its primary purpose, or (2) communications over wireless and over power lines and/or coaxial cable as its primary purpose; or (y) a product that (1) enables communications over power lines using PHY signaling rates greater than the physical layer speed provided by the applicable specification of the HomePlug IA or a Consensus Alternative IA (as defined below), or (2) enables communications over coaxial cable using PHY signaling rates greater than the physical layer speed of the applicable specification of the HomePlug IA or a Consensus Alternative IA, unless in the case of clauses (1) and (2) such higher speed implementation offered by Intel interoperates at such higher speeds with a higher speed implementation of such specification sold by Intellon or that Intellon represents in writing to Intel, within ten (10) days of Intel’s request for Intellon to do so, that it intends to sell in a comparable timeframe (an “Intellon Higher Speed Implementation”).

1.12	“Intellon HomePlug AV Design” means Intellon’s design for a HomePlug AV-compliant implementation, as described in Exhibit A to this Agreement.

1.13	“Intellon HomePlug 1.0 Products” means any PLC product implementation developed by Intellon that is compliant with HomePlug 1.0.

1.14	“Intellon HomePlug AV Products” means any PLC product implementation developed by Intellon that is compliant with HomePlug AV.

1.15	“Intellon Licensed Products” means all products manufactured by or for Intellon other than (i) Chipsets; and (ii) microprocessors that are hardware or software compatible with one or more Intel microprocessors.

1.16	“Intel HomePlug PC Motherboard Reference Design” means an Intel Architecture-based PC Platform reference design that contains an Intellon HomePlug AV Product.

1.17	“Intel Necessary Claims” means Necessary Claims of Intel.

1.18	“Intel PC Motherboard Reference Design” means an Intel Architecture-based PC Platform reference design, excluding Intel HomePlug PC Motherboard Reference Designs.

1.19	“MFC” or “Most Favored Customer” means, subject to applicable laws, that [****].

1.20	“Necessary Claims” means, solely with respect to the HomePlug IA, claims of a patent or patent application that now or at any future time during the term of this Agreement, are owned, controlled or licensable by a member of the HomePlug IA or any of its affiliates (as defined in the applicable HomePlug IA membership agreement) and are necessarily infringed by implementing those portions of HomePlug AV that are within the bounds of the Scope, provided that a claim is necessarily infringed only when it is not possible to avoid infringing it because there is no commercially reasonable non-infringing alternative for implementing such portions of HomePlug AV within the bounds of the Scope. Notwithstanding the foregoing sentence, Necessary Claims do not include (i) any claims other than those set forth above even if contained in the same patent or patent application as Necessary Claims; (ii) or that read solely on any implementations of any portion of HomePlug AV that are not within the bounds of the Scope; or (iii) that, if licensed, would require a payment of royalties by the licensor to unaffiliated third parties unless the licensee agrees in writing to indemnify the licensor against all royalty costs and expenses arising from such license.

1.21	“Object Code” means computer programming code in machine-readable and machine-executable form.

1.22	“Patent Rights” means with respect to a Party all of such Party’s rights arising from or related to all classes or types of patents, utility models and design patents and applications for these classes or types of patent rights and any equivalent rights in all countries of the world that are owned or controlled by such Party.

1.23	“PC Platform” means an integration of two or more products together to form the basis for a personal computer, including in all instances at least a microprocessor and Chipset.

1.24	“Scope” means those protocols, electrical signaling characteristics, register models, application program interfaces, service provider interfaces, physical dimensions and characteristics, and/or data structures disclosed with particularity in HomePlug AV where the primary purpose of such disclosure is to enable products to interoperate, interconnect or communicate as defined within HomePlug AV. Notwithstanding the foregoing, the

Scope shall not include any technology that is (x) both (i) not actually contained within a product or portion thereof that complies with HomePlug AV even if such technology is useful or necessary to develop, design, debug, manufacture, sell or use such product or portion thereof; and (ii) not expressly identified and set forth as “licensed” in HomePlug AV (examples of such technologies include without limitation semiconductor manufacturing technology, compiler technology, object oriented technology, basic operating system technology); or (y) the implementation or use of other published specifications developed by a Party or a third party but referred to in the body of HomePlug AV even if required for compliance with HomePlug; or (z) any portion of any product or any combination of products (or portions of products) that are not required for compliance with HomePlug AV.

1.25	“Software” means computer programming code in Object Code form and/or Source Code form.

1.26	“Source Code” means computer programming code in human-readable form and related design documentation, including all comments, build tools, libraries, and any procedural code.

1.27	“Trademark Agreement” means that certain Agreement between the Parties of even date herewith, the form of which is attached as Exhibit B to this Agreement.

2.	INTEL RESPONSIBILITIES

2.1	Intel will provide reasonable assistance to Intellon in the marketing and sale of Intellon HomePlug 1.0 and Intellon HomePlug AV Products. Such assistance may include, but not be limited to, Intel providing Intellon with: [****].

2.2	Intel will provide reasonable amounts (which Intel will determine at its sole discretion) of technical consulting at [****] to the HomePlug IA on the [****].

2.3	Subject to Section 8.3 below, Intel agrees to communicate to Intellon the results of Intel’s internal evaluation, if any, of any Intellon HomePlug AV Products (including pre-production release versions thereof) and technology; provided, however, that in no such instance shall a Party who has disclosed information (“Discloser”) to the other Party (“Receiver”) be deemed to have provided to Receiver any express or implied license to any Intellectual Property relating to the subject(s) of such communications.

2.4	Intel agrees (a) not to release publicly or to third parties (i.e., non-Parties) an [****]; and (b) not to release publicly or to third parties [****].

Intel shall have the right, at its sole discretion, to waive any or all of the requirements in sub-part (y) by provision to Intellon in writing of same.

2.5	Subject to Section 8.3 below, Intel will provide to Intellon, [****].

2.6	Intel agrees to execute the HomePlug IA Agreement on even date herewith.

2.7	Intel will not use all or any Material Part (or any derivative of any Material Part) of the Intellon HomePlug AV Design or the Intel Derivative Works (as defined below) [****].

2.7.1	For purposes of this Agreement, “Material Part” means any part implementing any of the functionality listed in Exhibit D to this Agreement.

2.7.2	Nothing in this Section 2.7 shall prevent Intel’s engineers from using any Residual Information (as defined below); provided, however, that the foregoing shall not excuse, waive or release Intel from any infringement of Patent Rights or copyrights. For purposes of this Agreement, “Residual Information” means information in non-tangible form that may be inadvertently retained in unaided memory by Intel engineers who had access to the Intellon HomePlug AV Design or Confidential Information of Intellon delivered to Intel as part of the Intellon HomePlug AV Design.

3.	INTELLON RESPONSIBILITIES

3.1	Intellon will provide to Intel [****].

3.2	Intellon will provide to Intel [****].

3.3	Intellon will provide to Intel [****].

3.4	Intellon will provide to Intel [****].

3.5	Intellon hereby grants to Intel an option to license from Intellon, pursuant to license grant terms described in Article 4 below, the Intellon HomePlug AV Design (the “Option”). The Option is exercisable at Intel’s sole discretion, may only be exercised by Intel in writing, and may only be exercised if: [****]. In addition, Intel may not distribute Intel Licensed Products (as otherwise provided for in Section 4.1 below) until such time as Intel has purchased from Intellon at least [****] Intellon HomePlug AV Products, subject to the terms and conditions of this Agreement. [****].

3.5.1	If Intel exercises the Option, Intellon will provide to Intel [****].

3.5.2	Upon exercise of the Option, Intel agrees to grant and hereby does grant to Intellon the license described in Section 4.3 below.

3.5.3	Intellon shall deliver the Intellon HomePlug AV Design deliverables specified in Exhibit A to Intel within [****].

3.6	Intellon agrees that Intel shall have the right, only through a third party certified public accountant (the “Auditor”), no more than once per year and in all cases upon no less than fifteen (15) days advance written notice, to conduct an audit during normal business hours of Intellon books and records to confirm Intellon’s compliance with any and all MFC obligations under this Agreement. [****].

3.7	Intellon shall execute the Trademark Agreement, effective as of the Effective Date.

3.8	Intellon agrees to execute the HomePlug IA Agreement on even date herewith.

4.	LICENSE GRANTS AND TERMS

4.1	Option License. Upon exercise of the Option by Intel as described in Section 3.5 above and subject to the terms of this Agreement, Intellon agrees to grant and hereby does grant to Intel a non-exclusive, non-transferable (except pursuant to Section 12.11), perpetual, worldwide, fully paid, [****] license, without the right to sublicense (but with have made rights as described and conditioned in Sections 4.1.2 and 4.4.1, respectively, below), under Intellectual Property rights in the Intellon HomePlug AV Design or portions thereof which Intellon owns or has authority to grant licenses of the scope set forth herein, to:

4.1.1	[****].

4.1.2	[****].

4.1.3	[****].

4.2	Royalty Conditions. The license granted to Intel in Section 4.1 shall be [****]:

4.2.1	[****];

4.2.2	[****]; and

4.2.3	[****].

4.3	Intel Necessary Claims and Intel Derivative Works License. If Intel exercises the Option, Intel agrees to grant and hereby does grant to Intellon a non-exclusive, non-transferable (except pursuant to Section 12.11), perpetual, worldwide, fully paid, [****] license, without the right to sublicense, under Patent Rights in Intel Necessary Claims and Intel Derivative Works which Intel owns or has authority to grant licenses of the scope set forth herein, to use, make, have made (subject to Section 4.4.2 below), sell (directly and indirectly), offer to sell, import, export and otherwise dispose of Intellon Licensed Products.

4.4	[****] Limitations.

4.4.1	The [****] rights granted to Intel pursuant to Section 4.1 above are limited to [****].

4.4.2	The [****] rights granted to Intellon pursuant to Section 4.3 are limited to [****].

4.5	No Other Rights. Except as expressly provided in this Article 4, neither Party grants to the other Party any license, right, title or interest in or to any Intellectual Property, whether by implication, estoppel or otherwise under or in connection with this Agreement. All rights not specifically granted herein are reserved by the Party owning the respective Intellectual Property.

5.	INTELLECTUAL PROPERTY OWNERSHIP

5.1	General. Each Party will retain all right, title and interest in its Intellectual Property, including but not limited to, Necessary Claims.

5.2	Intellon Intellectual Property. Intellon will retain all right, title and interest in (i) the Necessary Claims of Intellon; and (ii) all Intellectual Property in the Intellon HomePlug AV Design.

5.3	Intel Intellectual Property. Subject to Section 5.2, Intel will retain all right, title and interest in all Intellectual Property in (i) the Necessary Claims of Intel; and (ii) Intel Derivative Works.

6.	ALTERNATIVE COLLABORATIVE ACTIVITIES

6.1	This Agreement contemplates that Intel and Intellon will work together with the HomePlug IA toward a goal of creating [****].

6.2	If either Intel or Intellon concludes that an [****] may be necessary to achieve a successful [****] industry standard, such Party will communicate with the other Party to explain and discuss the alternative approach and determine whether Intel and Intellon are prepared to mutually support the [****].

6.3	If (i) Intel and intellon mutually agree to work together with [****] instead of the [****] to create an industry standard for [****].

7.	RIGHT OF FIRST NOTIFICATION

7.1

Delivery of Notice. Prior to entering into any transaction that would result in a change of control of Intellon, whether by (i) merger or consolidation or (ii) a sale of equity securities by Intellon, whether in one or a series of related transactions, which results in a single person, or a group (as defined in accordance with the provisions of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), beneficially owning 50% or more of the then currently outstanding voting control of Intellon, or (iii) a sale of all or substantially all of Intellon’s assets (in each case, a “Corporate Event”), Intellon shall give Intel notice of such event (the “Notice”). The Notice shall be delivered to Intel at least 20 days before the closing of the Corporate Event. If Intellon enters into a “no-shop” arrangement or agreement in connection with a Corporate Event, such “no-shop” arrangement or agreement shall contain an exception permitting Intellon to provide the Notice.

7.2	Contents of Notice. The Notice shall indicate the type of transaction (whether merger, consolidation or sale of equity securities, or a sale of all or substantially all of Intellon’s assets) of the proposed Corporate Event and the anticipated closing date of the Corporate Event. Intellon shall also provide Intel with access to (and copies of, if requested) all material documents containing nonpublic material information of Intellon that are or have been supplied to the party making the acquisition proposal (it being understood that Intellon shall have the right to mask the names and identities of third parties, including customers).

7.3	No Right of First Refusal. Intellon shall not enter into any right of first refusal with any other person relating to a Corporate Event.

8.	WARRANTIES.

8.1	Authority. Each Party warrants and represents to the other that it has all authority to enter into this Agreement and to perform the obligations hereunder.

8.2	Intellectual Property. Intellon warrants and represents that, to the knowledge of its executive officers without investigation or inquiry, and except for the Intellectual Property rights listed on Schedule A-1 to Exhibit A (as the same may be supplemented by written notice from Intellon to Intel with respect to a Subsequent Design or an AFE Design as provided in such Exhibit) and the Intellectual Property rights of third parties included in any [****] specification, Intellon has sufficient rights, title and interest in and to any and all Intellectual Property rights which are embodied in or incorporated in the Intellon HomePlug AV Design.

8.3	Disclaimer. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 8, NEITHER PARTY MAKES ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO DELIVERABLES, OBLIGATIONS OR DOCUMENTATION RELATED THERETO UNDER THIS AGREEMENT, AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.	INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1

Intellon shall defend, indemnify and hold Intel harmless from any costs, expenses losses, damages or liability incurred because of actual or alleged infringement of any patent, copyright, trade secret, trademark, mask work, or other proprietary right arising in any way from any claim made or threatened against Intel arising directly from the Intellon HomePlug AV Design; provided, however, that Intellon shall have no such obligation to defend, indemnify and hold Intel harmless to the extent that any such actual or alleged infringement is caused by Intellon’s incorporation in the Intellon HomePlug AV Design of all or any portion of [****]. Intellon shall also have no obligation to defend, indemnify or hold Intel harmless for any actual or alleged infringement of any Patent Rights if Intellon did not have actual knowledge of such actual or alleged infringement at the time it delivered the Intellon HomePlug AV Design to Intel. For purposes of this Section 9.1, “actual knowledge” means a written communication received by an executive officer of Intellon from or on behalf of a third party alleging infringement of such third party’s Patent Rights and does not include constructive knowledge based upon patent and trademark records or constructive notice of patents. Intel shall promptly notify Intellon of any such claims or demands and Intellon shall have the right to control the defense or settlement thereof of any such claims; provided, however, that (x) Intellon shall permit Intel to participate in the defense or settlement thereof at Intel’s option and cost; and (y) Intellon shall not enter into any settlement that requires an affirmative obligation, action or ongoing liability or otherwise detrimentally impacts Intel without Intel’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

9.2	If the Intellon HomePlug AV Design, or any portion of the Intellon HomePlug AV Design, is found to infringe the rights of any third party and its use is enjoined because of actual or alleged infringement of any patent, copyright, trade secret, trademark, mask work, or other proprietary right for which Intellon is obligated to defend, indemnify and hold Intel harmless from pursuant to Section 9.1, Intellon will, at Intellon’s option and expense either (a) procure for Intel a license or right to continue to use the Intellon HomePiug AV Design or the applicable portion of the Intellon HomePlug AV Design; (b) replace the Intellon HomePlug AV Design or applicable portion with a non-infringing Intellon HomePlug AV Design or portion; or (c) modify the Intellon HomePlug AV Design or infringing portion to become non-infringing.

9.3	The foregoing states the entire set of obligations and remedies flowing between Intel and Intellon arising from any intellectual property claim by a third party.

9.4	EACH PARTY’S SOLE LIABILITY HEREUNDER SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, LOST REVENUES OR LOSS OF BUSINESS ADVANTAGE OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THIS LIMITATION OF LIABILITY IS AN ESSENTIAL ELEMENT OF THE AGREEMENT, AND FURTHER AGREE THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

EXCEPT WITH RESPECT TO (i) BREACHES OF CONFIDENTIALITY OBLIGATIONS OR ROYALTY PAYMENT OBLIGATIONS OR SECTION 2.7, FOR WHICH THERE SHALL BE NO CAP ON LIABILITY; AND (ii) INDEMNITY OBLIGATIONS, FOR WHICH THE CAP ON LIABILITY SHALL BE THREE MILLION U.S. DOLLARS ($3,000,000), IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED ONE MILLION U.S. DOLLARS ($1,000,000).

10.	TERM AND TERMINATION

10.1	Term. This Agreement will be effective for an initial term of [****] years from the Effective Date, and may be renewed upon written mutual consent of both parties prior to the date of termination.

10.2	Termination for Cause. Either Party shall have the right to terminate this Agreement should the other Party materially default in the performance of any of its obligations if, within thirty (30) days after written notice, the defaulting Party has failed to cure the default.

10.3	Effect of Termination.

(a)	Except as expressly set forth below in Section 10.3(b), Sections 1, 4, 5, 8, 9, 10, 11 and 12 of this Agreement will survive expiration or earlier termination of this Agreement.

(b)	In the event of termination of this Agreement by a Party for material breach by the other Party in accordance with Section 10.2 above, the non-breaching Party may revoke the license grants set forth in Section 4 above.

11.	CONFIDENTIALITY AND NON-DISCLOSURE

11.1	It may become necessary during the course of this Agreement for one Party to disclose to the other information which the disclosing Party considers confidential (“Confidential Information”). Disclosure of such Confidential Information shall be governed by the terms of that certain separate Corporate Non-Disclosure Agreement dated September 19, 2002, Intel CNDA #2201641 (the “CNDA”).

11.2	Neither Party will disclose the existence of or terms of this Agreement or of any discussions or transactions engaged in hereunder between the Parties without the prior written permission of the other, except that a Party may disclose such terms to (i) those employees or agents of such Party who need to know such terms in order for such Party to perform its obligations under this Agreement; (ii) to such Party’s legal advisors or financial advisors or authorities for legal advice or tax or accounting purposes; (iii) as required by court order or by the rules of civil procedure in litigation pursuant to a protective order maintaining the confidentiality of this information, after giving no less than ten (10) business days notice to the other Party; (iv) as required to comply with the disclosure obligations of applicable securities laws, in which cases the disclosing Party shall endeavor to seek confidential protection from the subject securities regulation authorities to the fullest extent allowable and practicable under the circumstances; (v) to bona fide potential acquirers as required in connection with due diligence related to a bona fide merger, consolidation, or sale of all or substantially all of the assets of Intellon; and (vi) upon receipt of prior written authorization from Intel (which may stipulate that certain provisions of the Agreement may not be disclosed), which in no instance shall such authorization be unreasonably withheld, conditioned or delayed, to bona fide prospective investors in connection with due diligence related to a bona fide equity financing transaction, so long as, in all cases, prior to any such disclosure the recipient of the disclosure is bound to hold the information under confidentiality restrictions similar in force to those provided in the CNDA.

12.	GENERAL PROVISIONS

12.1	Relationship of Parties. Each Party is and shall remain an independent contractor with respect to all performance rendered pursuant to the terms of this Agreement and the

Exhibits hereto. Neither Party nor any employee thereof shall be considered an employee or agent of the other Party for any purpose and shall have no authority to bind or make commitments on behalf of such other Party for any purpose and shall not hold itself or themselves out as having such authority. Nothing within this Agreement shall be construed as establishing a partnership, joint venture, or any other entity jointly owned or controlled by the Parties.

12.2	Independent Development. This Agreement does not preclude either Party from (i) evaluating or acquiring similar technologies or products from third parties not a party to this Agreement, or (ii) independently developing or marketing similar technologies or products, or making and entering into similar arrangements with other companies.

12.3	Compliance with laws. Each Party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations and performance under this Agreement and the Exhibits hereto and shall procure alt licenses and pay all fees and other charges required thereby. Without limiting the foregoing, each Party understands that it is subject to regulation by United States government agencies, which may prohibit export or diversion of products, including those containing software and technical information, information about such software or such technical information, and direct products of such software or such technical information to certain countries and certain persons. Regardless of any disclosure a Party makes to the other of an ultimate destination of such software or such technical information, the first Party warrants that it will not export in any manner, either directly or indirectly, any of such software or such technical information or direct products of such software or such technical information, without first obtaining all necessary approval from appropriate United States government agencies. Each Party acknowledges that the regulation of product export is in continuous modification by the United States Congress and administrative agencies and agrees to complete all documents and to meet all requirements arising out of such modifications.

12.4	Force Majeure. Neither Party to this Agreement shall be held responsible for any failure or delay in performance of any obligations under this Agreement where such performance is rendered impossible by any act of war, fire, flood, earthquake, epidemic, strikes and other causes similar to those listed, in each case where failure to perform is beyond the control, and not caused by the negligence of, the non-performing Party.

12.5	Entire Agreement. This Agreement and the Exhibits hereto, which constitute an integrated part of the Agreement and which are hereby incorporated into the Agreement by reference, constitute the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, oral or written, and all other communications relating to the specific subject matter of this Agreement.

12.6	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect and shall be interpreted, to the extent possible, to achieve its purposes without the invalid, illegal or unenforceable provision.

12.7	Modification. No alteration, amendment, waiver or any other change in any term or condition of this Agreement will be valid or binding on either Party unless such has been mutually assented to in writing by authorized representatives of both Parties.

12.8	Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either Party to enforce each and every such provision thereafter. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement or constitute a waiver of any other provision of this Agreement.

12.9	Duplicate Originals. This Agreement may be executed in duplicate originals, which shall constitute one Agreement.

12.10	Notices. Unless otherwise agreed to by the Parties, all notices required under this Agreement shall be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, or (iii) overnight mail or overnight delivery by a recognized national delivery service, addressed and sent to the attention:

Intel:	Intellon:
Intel Corporation	Intellon Corporation
2200 Mission College Blvd.	5100 West Silver Springs Boulevard
Santa Clara, CA 95052	Ocala, Florida 34482
USA Attn.: Post-Contract Management	Attn: Chief Executive Officer

With copies to:

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95052-8119 USA
Attn. General Counsel

Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

12.11	Assignment. Except for a Corporate Event as to which Intellon has provided Notice as required by Section 7.1, neither Party may sell, transfer, assign, or delegate in whole or in part this Agreement, or any rights, duties, obligations or liabilities under this Agreement, without the prior written consent of the other Party. This Agreement will inure to the benefit of and be binding upon each Party’s permitted successors and assigns.

12.12	Taxes. All applicable taxes and other charges such as duties, customs, tariffs, imposts, and government imposed surcharges shall be stated separately within invoices and each Party shall be responsible for the payment of such taxes and other charges for which it is legally responsible. If a Party is prohibited by law from remitting payments unless it deducts or withholds taxes therefrom on behalf of the local taxing jurisdiction, then that Party shall duly withhold such taxes and shall remit the remaining net invoice amount to the other Party.

12.13	Representation by Counsel; Construction. The Parties each acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

12.14	Interpretation. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If there is any conflict or ambiguity between a provision in this Agreement and that in any of the Exhibits hereto this Agreement shall control and have precedence over such Exhibit.

12.15	Governing Law. Any dispute or claim arising out of, in relation to, or in connection with this Agreement, and any subsequent amendments to this Agreement, including without limitation the interpretation, making, performance, breach or termination thereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles.

IN WITNESS WHEREOF, the Parties hereby execute this Agreement to be effective as of the Effective Date.

AGREED:

INTEL CORPORATION	INTELLON CORPORATION

/s/ [****]	/s/ Charles E. Harris
Signature	Signature

[****]	Charles E. Harris
Printed Name	Printed Name

Co-Director and VP, CTG	Chairman and CEO
Title	Title

June 9, 2005	10 June 2005
Date	Date

EXHIBIT A

Intellon HomePlug AV Design

EXHIBIT A

Intellon HomePlug AV Design

[****] (Note: this and the following ten pages have been omitted)

EXHIBIT B

Form of Trademark Agreement

TRADEMARK AGREEMENT

This Trademark Agreement (“Agreement”), effective as of the latest date signed below, is made by and between Intel Corporation, a Delaware corporation with a principal place of business at 2200 Mission College Boulevard, Santa Clara, California 95052 (“Intel”) and Intellon Corporation, a Delaware corporation with a principal place of business at 5100 W. Silver Springs Blvd., Ocala, FL 34482 (“Intellon”).

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[****]

III. GENERAL TERMS

A.	Geographic Scope of Agreement

The geographic scope of this Agreement is worldwide.

B.	Successors and Assigns

This Agreement shall extend to, inure to the benefit of, and be binding upon the parties hereto and their respective directors, officers, partners, proprietors, attorneys, agents, servants, employees, representatives, affiliates, subsidiaries, shareholders, predecessors, and successors and assigns.

C.	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, and specifically, this Agreement supersedes and governs any conflicting or contradictory terms and/or conditions in the October 12, 1994 agreement between the parties. This Agreement may not be altered, amended, modified, or otherwise changed in any respect except by an instrument in writing duly executed by authorized representatives of each of the parties hereto.

D.	Representation by Counsel

The parties to this Agreement acknowledge that they have received legal counsel concerning the matter resolved by this Agreement and the Agreement itself.

E.	Disputes and Interpretation

1.	Breach or Default.

Nothing in this Agreement will be construed so as to impair any legal or equitable right of any party hereto to enforce any of the terms of this Agreement by any means, including without limitation, an action for damages or a suit to obtain specific performance of any or all of the terms of this Agreement. It is hereby expressly acknowledged by all parties to this Agreement that a breach hereof by Intellon will cause such injury as U.S. federal law and the laws of the States of Delaware and California recognize as immediate and irreparable and that preliminary and permanent injunctive relief would be appropriate in the event of such breach.

2.	Governing Law.

This Agreement and all actions for the breach thereof will be governed, construed, and interpreted in accordance with the laws of the State of Delaware without regard to or application of choice of law rules or principles. The parties further acknowledge and agree that any non-contractual cause of action that either party may assert, including but not limited to trademark infringement, trademark dilution, passing off, false designation of origin, unfair competition and other noncontractual causes of action, will be governed by U.S. federal law and the law of the State of California.

3.	Forum.

The parties agree that any action arising out of or in connection with this Agreement shall be brought in the United States District Court for the Northern District of California or in the Superior court for the county of Santa Clara, California, which courts shall have exclusive jurisdiction over any such action, and each of the parties hereby consents to the personal jurisdiction of, and waives any objection to venue in, such courts.

F.	Each Party to Bear Its Own Costs and Attorneys’ Fees

Each party agrees that it shall bear its own costs and attorneys’ fees associated with the substance of this matter and its amicable resolution through this Agreement.

G.	Representation as to Authority

The parties to this Agreement represent and warrant that they have the sole right and exclusive authority to execute this Agreement and that they have not sold, assigned, transferred, conveyed, or otherwise disposed of any interest, right, claim or demand, or portion thereof, relating to any matter in this Agreement.

H.	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions unless Intel determines in its discretion that the court’s determination causes this Agreement to fail in any of its essential purposes.

I.	Headings

The paragraph headings contained in this Agreement are provided for convenience only and shall not be considered in the interpretation and construction of this Agreement.

J.	Execution of Other Documents

The parties agree to cooperate to effect the intent and terms of this Agreement and agree to execute such any and other papers or documents required or necessary to effect the terms and obligations contained in this Agreement.

K.	Waiver

The failure of either party at any time or times to demand strict performance by the other party of any of the terms or conditions of this Agreement shall not be construed as a permanent or continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms and conditions.

L.	Survival

Rights and obligations under this Agreement which by their nature should survive, including but not limited to all rights and obligations in Sections I and III, will remain in effect after termination or expiration of this Agreement.

M.	Notice

All notices, consents, requests and demands to or upon the respective parties hereto must be in writing and delivered either in person, by mail (certified or registered mail, postage prepaid), by facsimile (but only if followed by a prompt confirmation by personal delivery or mail in accordance with the foregoing), or by Federal Express or a similar recognized courier service (all charges prepaid), to the following addresses (“Notice”). Such Notice will be effective upon receipt.

For Intel Corporation:

Attn: Director of Trademarks and Brands Legal

Intel Corporation

Mailstop SC4-203

2200 Mission College Blvd

Santa Clara, CA 95052

For Intellon;

Intellon Corporation

Attn: Chief Executive Officer

5100 West Silver Springs Blvd.

Ocala, FL 34482

N.	Execution

The Agreement will be executed in duplicate, with each Agreement being executed in full and without counterparts.

IN WITNESS WHEREOF AND INTENDING TO BE BOUND, the parties hereby execute this Agreement through their duly authorized representatives.

INTEL CORPORATION	INTELLON CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT A

Via U.S. Post Office Registered Mail

Date:

Intel Corporation

Director of Trademarks and Brands Legal

2200 Mission College Blvd.

Mailstop SC4-203

Santa Clara, CA 95052-8119

Re: Compliance with Trademark Agreement

Dear                                         :

This letter will confirm that Intellon Corporation (“Intellon”) has fully performed its obligations through the date hereof under Section I.C.              of the Trademark Agreement with Intel Corporation dated                              (“Agreement”).

I certify that I am an officer (or authorized representative) of Intellon duly authorized to make these statements and that all statements made of my own knowledge are true and that all statements made on information and belief are believed to be true.

Sincerely,

Intellon Corporation

Signature

Name & Title

EXHIBIT B

Via U.S. Post Office Registered Mail

Date:

Intel Corporation

Director of Trademarks and Brands Legal

2200 Mission College Blvd.

Mailstop SC4-203

Santa Clara, CA 95052-8119

Re: Compliance with Trademark Agreement

Dear                                     :

This letter will confirm that Intellon Corporation (“Intellon”) has fully performed its obligations through the date hereof under Section I.D.              of the Trademark Agreement with Intel Corporation dated                              (“Agreement”).

<Insert the following as applicable:> [****].

<Insert the following as applicable:> [****].

I certify that I am an officer (or authorized representative) of Intellon duly authorized to make these statements and that all statements made of my own knowledge are true and that all statements made on information and belief are believed to be true.

Sincerely,

Intellon Corporation

Signature

Name & Title

EXHIBIT C

TAX IDENTIFICATION NUMBER FORM

Intel Corporation

5200 NE Elam Young Parkway

Hillsboro, OR 97124-6497

Tracking Number                              Substitute W-9

Supplier Number	Intel Buyer
(If applicable)	Phone
COMPANY/BUSINESS NAME
ADDRESS

Federal Law requires withholding of 31% federal income tax from payments made to suppliers for which we do not have a Tax Identification number. Funds withheld can only be refunded by the IRS. IF YOU ARE AN INDIVIDUAL OR A SOLE-PROPRIETOR, PAYMENTS MUST BE MADE AND REPORTED UNDER YOUR NAME. PLEASE PRINT THE NAME THAT NEEDS TO BE REPORTED. If you have any questions regarding this issue, please contact the IRS. NOTE: Merchandise and reimbursements will not be separated from reportable dollars.

Your Tax Identification Number is a nine digit number assigned by the either the Social Security Administration or the IRS. If you do not have a Federal Employer Identification number (FEIN), you will need to use your Social Security Number (SSN).

Please complete the appropriate section below. Then fill out the last section and return this form. Thank you.

Individual?	YOUR NAME
Social Security Number (SSN) _ _ _ - _ _ - _ _ _

Sole Proprietor?	YOUR NAME
BUSINESS NAME

	Social Security Number (SSN) _ _ _ - _ _ - _ _ _			OR FEIN	_ _ - _ _ _ _ _ _ _
(This is either your Social Security Number OR your Federal Employer ID Number)

Partnership?		FEIN _ _ - _ _ _ _ _ _ _
Incorporated Attorney or Legal Firm?

Corporation/Incorporated? Non-Profit?		FEIN _ _ - _ _ _ _ _ _ _ (This is your Federal Employer ID number)

Government Agency?

Print Name:		Title:		Date:

Signature:			Phone number:

EXHIBIT C

HomePlug IA Agreement

Confidential

AGREEMENT REGARDING HOMEPLUG POWERLINE ALLIANCE

This Agreement Regarding HomePlug Powerline Alliance is entered effective as of June 10, 2005 between Intel Corporation (Intel) and Intellon Corporation (Intellon).

RECITALS

WHEREAS, Intel and Intellon have determined that a viable, effective, broadly-supported organization to promote an industry standard for powerline communications, including in-home powerline communications and broadband connections to the home (“PLC Organization”) is beneficial to both parties;

WHEREAS, Intel and Intellon agree that the governing body or board of directors of such PLC Organization should consist of large, high-profile technology and service companies interested in setting industry standards for powerline communications;

WHEREAS, as an additional inducement for Intel to purchase shares of Intellon’s Series B Convertible Preferred Stock (the “Series B Stock”) for an aggregate purchase price of [****], Intellon and Intel have agreed to support and take certain steps to effect changes to the Homeplug Powerline Alliance, Inc. (“Homeplug IA”) to make its governance structure more consistent with the goals described above;

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, promises, terms, and conditions contained herein, receipt of which is hereby acknowledged, and intending to be bound, Intel and Intellon agree as follows:

TERMS OF AGREEMENT

1.	HomePlug IA Agreements.

1.1.	Homeplug IA Board and Membership Structure. [****]:

a.	[****].

b.	[****].

c.	[****].

d.	[****].

e.	[****].

f.	[****].

g.	[****].

1.2.	Changes to form of HomePlug IA Agreements. [****].

a.	[****].

b.	[****].

1.3.	Support and Influence. [****].

1.4.	Membership and Publicity. [****].

2.	[****].

In witness whereof, the parties have executed this Agreement effective as of June 10, 2005.

INTEL CORPORATION	INTELLON CORPORATION

Signature	Signature

Printed Name	Printed Name

Title	Title

EXHIBIT D

Material Parts

Exhibit D to Technology Collaboration and License Agreement

Material Parts of the AV Design

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